UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2018

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2018, Christopher Skinger, the Company’s principal accounting officer, decided to depart the Company for personal reasons to pursue a new career opportunity outside of Chicago. Vince Garlati will succeed Mr. Skinger as the Company’s principal accounting officer and Global Controller effective June 18, 2018.

Mr. Garlati, age 42, has been our U.S. Controller since joining the Company in July 2016, assuming responsibility for North American accounting services in October 2017. Before joining Kraft Heinz, he served as Vice President and Controller, Television & Entertainment at Tribune Media Company, a diversified media and entertainment business, since December 2013. Prior to that, Mr. Garlati served as Director, Treasury at Tribune Media Company from November 2008 to December 2013. There were no material changes to Mr. Garlati’s compensation arrangements relating to this appointment and he was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Garlati has no family relationships with any of our directors or executive officers. There have been no related party transactions between us and Mr. Garlati reportable under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: June 6, 2018	By:	/s/ David Knopf
David Knopf
Executive Vice President and Chief Financial Officer

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